Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Kodiak Oil & Gas Corp.

Denver, Colorado

We have audited the accompanying statement of operating revenues and direct operating expenses (the “Statement”) of properties to be acquired by Kodiak Oil & Gas Corp., for the period from March 1, 2009 (inception) to December 31, 2009.  The Statement is the responsibility of the management of Kodiak Oil & Gas Corp.  Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the properties’ revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of properties to be acquired by Kodiak Oil & Gas Corp., for the period from March 1, 2009 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

HEIN & ASSOCIATES LLP

Denver, Colorado

November 4, 2010

STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY KODIAK OIL & GAS CORP.

FOR THE PERIOD FROM MARCH 1, 2009 (INCEPTION) TO DECEMBER 31, 2009

AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2010 (UNAUDITED)

AND THE PERIOD FROM MARCH 1, 2009 (INCEPTION) TO SEPTEMBER 30, 2009 (UNAUDITED)

	March 1, 2009	Nine Months	March 1, 2009
	(Inception) to	Ended	(Inception) to
	December 31,	September 30,	September 30,
	2009	2010	2009
		(Unaudited)	(Unaudited)
OPERATING REVENUES:
Oil sales	$53,709	$4,509,964	$40,039
Gas sales	5,275	309,192	2,976
Total operating revenue	58,984	4,819,156	43,015

DIRECT OPERATING EXPENSES:
Lease operating expense	599	520,351	295
Production taxes	6,400	530,301	4,750
Total direct operating expenses	6,999	1,050,652	5,045

Operating revenue in excess of direct operating expenses	$51,985	$3,768,504	$37,970

See accompanying notes to the Statements of Operating Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES

 OF PROPERTIES ACQUIRED BY KODIAK OIL & GAS CORP.

1.                                     BASIS OF PRESENTATION

On October 19, 2010, Kodiak Oil & Gas Corporation and its subsidiary Kodiak USA (collectively, “Kodiak”) entered into a definitive agreement (“Asset Purchase Agreement”) to acquire approximately 14,500 acres of Bakken/Three Forks leasehold and related producing properties (“Properties”) in the Williston Basin of North Dakota (“Acquisition”). The aggregate purchase price is expected to be comprised of $99 million in cash and 2.75 million shares of the Kodiak’s common stock.  In the event certain conditions precedent to the issuance of such shares are not satisfied, Kodiak USA will be obligated to pay $11 million in cash in lieu of the Company issuing such shares.

The accompanying historical statements of operating revenues and direct operating expenses were prepared by Kodiak based on carved out financial information and data from the Properties’ historical accounting records. These statements are not intended to be a complete presentation of the results of operations of the Properties as they do not include general and administrative expenses, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses and other income and expense items not directly associated with operating revenues from oil and gas. Historical financial statements reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States are not presented as such information is not readily available on an individual property basis and not meaningful to the Properties. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3–05 of Securities and Exchange Commission Regulation S–X.

2.                                     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2008, the Securities and Exchange Commission (“SEC”) issued Release No. 33–8995, Modernization of Oil and Gas Reporting (Accounting Standards Codification (“ASC”) 2010–3), which amends the oil and gas disclosures for oil and gas producers contained in Regulations S–K and S–X, as well as adding a section to Regulation S–K (Subpart 1200) to codify the revised disclosure requirements in Securities Act Industry Guide 2, which is being eliminated. The goal of Release No. 33–8995 is to provide investors with a more meaningful and comprehensive understanding of oil and gas reserves. Energy companies affected by Release No. 33–8995 are now required to price proved oil and gas reserves using the unweighted arithmetic average of the price on the first day of each month within the 12–month period prior to the end of the reporting period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions. SEC Release No. 33–8995 is effective beginning for financial statements for fiscal years ending on or after December 31, 2009. See Note 6 Supplemental Oil and Gas Information (December 31, 2009 – Unaudited)

In January 2010, the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Update (“ASU”) No. 2010–03 Oil and Gas Estimations and Disclosures (ASU 2010–03). This update aligns the current oil and natural gas reserve estimation and disclosure requirements of the Extractive Industries Oil and Gas topic (ASC Topic 932) with the changes required by the SEC final rule ASC 2010–3, as discussed above. ASU 2010–03 expands the disclosures required for equity method investments, revises the definition of oil– and natural gas–producing activities to include nontraditional resources in reserves unless not intended to be upgraded into synthetic oil or natural gas, amends the definition of proved oil and natural gas reserves to require 12–month average pricing in estimating reserves, amends and adds definitions in the Master Glossary that is used in estimating proved oil and natural gas quantities and provides guidance on geographic area with respect to disclosure of information about significant reserves. ASU 2010–03 must be applied prospectively as a change in accounting principle that is inseparable from a change in accounting estimate and is effective for entities with annual reporting periods ending

NOTES TO STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES

 OF PROPERTIES ACQUIRED BY KODIAK OIL & GAS CORP.

on or after a change in accounting estimate and is effective for entities with annual reporting periods ending on or after December 31, 2009. See Note 6 Supplemental Oil and Gas Information (December 31, 2009 — Unaudited)

3.                                     USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of the statements of operating revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the statements of operating revenues and direct operating expenses.

4.                                     COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Asset Purchase Agreement, there are no claims, litigation or disputes pending as of the effective date of the Asset Purchase Agreement, or any matters arising in connection with indemnification, and the parties to the Asset Purchase Agreement are not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of operating revenues and direct operating expenses.

5.                                     REVENUE RECOGNITION

The Company records revenues from the sales of natural gas and crude oil when they are produced and sold. There were no gas imbalances at December 31, 2009.

6.                                     SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (DECEMBER 31, 2009 -UNAUDITED)

Estimated quantities of proved oil and gas reserves of the Properties were derived from reserve estimates prepared by Kodiak as prior year reserve studies were not available. In preparing this information Kodiak developed these disclosures based on an audited reserve study dated October 29, 2010, computing the changes backward. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. All of the Properties proved reserves are located in the continental United States.

Guidelines prescribed in ASC Topic 932 have been followed for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated quantities of oil and gas to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future operating costs are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions, plus overhead incurred. Future development costs are determined based on estimates of capital expenditures to be incurred in developing proved oil and gas reserves.

NOTES TO STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES

 OF PROPERTIES ACQUIRED BY KODIAK OIL & GAS CORP.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect the Kodiak’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Kodiak emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

The following reserve quantity and future net cash flow information for 2009 was prepared by Kodiak based on information provided by the Properties.

The following table sets forth information for the period from March 1, 2009 (inception) to December 31, 2009 with respect to changes in the Properties’ proved (i.e. proved developed and undeveloped) reserves:

	Crude Oil (Bbls)	Natural Gas (Mcf)
December 31, 2008	—	—
Revisions of previous estimates	—	—
Purchase of reserves	—	—
Extensions, discoveries, and other additions	5,813	10,499
Sale of reserves	—	—
Production	(952)	(1,105)
December 31, 2009	4,861	9,394
Proved Developed Reserves, included above:
Balance, December 31, 2008	—	—
Balance, December 31, 2009	4,861	9,394
Proved Undeveloped Reserves, included above:
Balance, December 31, 2008	—	—
Balance, December 31, 2009	—	—

As of December 31, 2009, the Properties had estimated proved reserves of 4,861 barrels (“Bbls”) of oil  and 9,394 thousand cubic feet (“Mcf”) of natural gas and with a present value discounted at 10% of $109,913. The Properties reserves are comprised of 76% crude oil and 24% natural gas on an energy equivalent basis.

The following values for the 2009 oil and gas reserves are based on the 12 month arithmetic average first of month price January through December 31, 2009 natural gas price of $3.95 per million British thermal units (Northern Ventura price) and crude oil price of $61.08 per barrel (West Texas Intermediate price). All prices are then further adjusted for transportation, quality and basis differentials.

NOTES TO STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES

 OF PROPERTIES ACQUIRED BY KODIAK OIL & GAS CORP.

The following summary sets forth the Properties’ future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932:

December 31, 2009
Future oil and gas sales	$285,244
Future production costs	(65,579)
Future development costs	—
Future net cash flows	—
10% annual discount	(109,752)
Standardized measure of discounted future net cash flows	$109,913

The principal sources of change in the standardized measure of discounted future net cash flows are:

March 1 (inception) to December 31,
2009
Balance at beginning of period	$—
Sales of oil and gas, net	(51,985)
Net change in prices and production costs	—
Net change in future development costs	—
Extensions and discoveries	161,898
Sale of reserves	—
Revisions of previous quantity estimates	—
Previously estimated development costs incurred	—
Net change in income taxes	—
Accretion of discount	—
Other	—
Balance at end of period	$109,913